EXHIBIT 99.2

                 Wasserstein Perella & Co., Inc.
                       31 West 52nd Street
                  New York, New York  10019-6163
                     Telephone:  212-969-2700
                        Fax:  212-969-2629



                                   March 7, 1995




McCaw Cellular Communications, Inc.
5400 Carillon Point
Kirkland, Washington 98033

Independent Directors
LIN Broadcasting Corporation
5295 Carillon Point
Kirkland, Washington 98033

Dear Ladies and Gentlemen:

          We have been designated by you as the "Mutually Designated Appraiser" to resolve the dispute concerning, and determine, the private market value per share of the Common Stock, par value $0.01 per share (the "Shares"), of LIN Broadcasting Corporation ("LIN"), pursuant to Section 2(C) of the Private Market Value Guarantee dated December 11, 1989 (the "PMVG"), between McCaw Cellular Communications, Inc. ("McCaw") and LIN.

          As detailed below, in arriving at our determination of private market value per Share, we have applied the definition of private market value per Share contained in Section 2(B) of the PMVG, consistent with the interpretations of our counsel, Paul, Weiss, Rifkind, Wharton & Garrison ("Paul, Weiss"), and have, upon the advice of Paul, Weiss, among other things, not considered McCaw and its parent AT&T Corp. ("AT&T") to be potential buyers of the outstanding Shares under such definition but rather have considered them to be sellers of their Shares and also have considered the tax, accounting and regulatory consequences thereof.

          In our analysis of various legal, regulatory, accounting and tax issues related to possible transaction structures or potential acquirors or forms of consideration, we took account of regulatory restrictions applicable to AT&T and the effect of LIN'S status as a majority owned subsidiary of another corporation on the feasibility of tax free transactions and the method of accounting for an acquisition of LIN.

          Section 2(B) of the PMVG defines "private market value per Share" as:

          "the private market price per Share (including control premium) that an unrelated third party would pay if it were to acquire all outstanding Shares (including the Shares held by [McCaw] and its affiliates) in an arm's-length transaction, assuming [LIN] was being sold in a manner designed to attract all possible participants (including the Regional Bell Operating Companies) and to maximize stockholder value, including if necessary through the sale or other disposition (including tax-free spin-offs, if possible) of businesses prohibited by legal restrictions to be owned by any particular buyer or class of buyers (e.g., the Regional Bell Operating Companies)."

          We understand that Morgan Stanley & Co., Incorporated (the "Offeror's Appraiser") was designated by McCaw as the appraiser to determine the private market value per Share pursuant to Section 2(C) of the PMVG and that the Offeror's Appraiser determined the private market value per Share to be $lO5. We understand that Lehman Brothers and Bear Stearns & Co., Inc. (the "Independent Directors' Appraisers") were designated by the Independent Directors of LIN as the appraisers to determine the private market value per Share pursuant to Section 2(C) of the PMVG and that the Independent Directors' Appraisers determined the private market value per Share to be $155.

          We have been advised that counsel for McCaw and counsel for the Independent Directors of LIN disagree as to whether, in determining the private market value per Share as defined in
Section 2(B) of the PMVG, McCaw and AT&T should be considered as potential buyers of the outstanding Shares. We have also been advised that counsel for McCaw and counsel for the Independent Directors of LIN disagree as to the conditions under which, in determining the private market value per Share as defined in
Section 2(B) of the PMVG, it should be assumed that McCaw and the public stockholders of LIN must receive and be entitled to retain the same form of consideration from any potential buyer or buyers of LIN or any portion of its business or assets.

          At the request of counsel for McCaw and counsel for the Independent Directors of LIN, we have consulted with Paul, Weiss concerning the requirements of Section 2(B) of the PMVG and have applied their interpretations in arriving at our determination cf private market value per Share set forth below. With respect to the matters described in the preceding paragraph, such counsel have advised us that, in their opinion, (i) in determining the private market value per Share under the PMVG, we should not consider McCaw or AT&T to be potential buyers of all of the outstanding Shares, and should consider them to be sellers of the Shares owned by McCaw and consider the tax, accounting and regulatory consequences thereof; (ii) although we should not include McCaw or AT&T in the analysis of what an unrelated third party would pay, we may consider other transactions involving
McCaw and AT&T, such as AT&T's acquisition of McCaw, in a comparable acquisition analysis, and give such other transactions whatever weight we deem appropriate in our judgment; (iii) we may take into account potential transactions in which McCaw or AT&T would receive consideration equal in value but different in kind from that to be received by the holders of the Public Shares (as the term "Public Shares" is defined in the PMVG), and (iv) the PMVG should be construed as requiring consideration of transactions designed to overcome the legal barriers resulting from AT&T's indirect ownership of the Shares, provided that the kinds of transactions to be so considered are those in which such legal barriers can reasonably be overcome, and in which AT&T receives value per Share equal to the value received by the holders of the Public Shares.

          We have been advised by counsel for McCaw and counsel for the Independent Directors of LIN that the Modification of Final Judgement entered by the United States District Court for the District of Columbia in United States v. American Telephone & Telegraph Co., 552 F. Supp. 131 (D.D.C., 1982), relating to the divestiture by AT&T of the Regional Bell Operating Companies prohibits AT&T and its affiliates, including McCaw, from holding stock issued by a Regional Bell Operating Company and that any waiver of this prohibition would require the divestiture by McCaw of any such stock within a relatively short period of time and, in any event, within one year. As described above, in determining the private market value per Share we have taken into account, among other matters, these restrictions on AT&T's ownership of certain securities. We also took into account, among other matters, the unavailability of pooling of interests accounting for a disposition by a parent of its subsidiary.

          In arriving at our determination of the private market value per Share, we have reviewed, among other things:

               (i)  the PMVG;

               (ii) the reports and other materials (the "Other Appraisers' Reports") prepared and delivered to us by the Offeror's Appraiser and the Independent Directors' Appraisers relating to their determinations of the private market value per Share pursuant to Section 2(C) of the PMVG;

               (iii) certain publicly available information with respect to LIN, including the publicly available consolidated financial statements of LIN for recent years and interim periods to date;

               (iv) certain internal financial and operating information, including certain projections of financial performance, relating to LIN, its principal operating subsidiaries and certain entities in which LIN or its subsidiaries hold partnership interests prepared by each of the management of LIN and the management of McCaw;

               (v) certain publicly available information concerning the public trading prices of the Shares and the stock of certain other companies in businesses similar to LIN; and

               (vi) certain publicly available information concerning merger and acquisition transactions involving McCaw, LIN and certain other companies in businesses similar to LIN.

          In addition, we have had discussions with the managements of LIN and McCaw and representatives of the Offeror's Appraiser and the Independent Directors' Appraisers concerning
(i) the businesses, operations, assets, financial condition and future prospects of LIN and its subsidiaries and (ii) the Other Appraisers' Reports.

          In accordance with the terms of our letter agreement dated February 17, 1995, with you (the "Engagement Letter"), we have not been provided with any internal nonpublic information prepared by McCaw or AT&T relating to the operations or assets of McCaw or AT&T or (except for the projections prepared by the management of McCaw referred to above) LIN, or any valuations of LIN prepared by LIN, McCaw or AT&T or their financial advisors other than those contained in the Other Appraisers' Reports. As instructed by you, we have not solicited any third parties regarding their interest in acquiring LIN or any of its business or assets, and you have advised us that, except for certain general inquiries that did not include any indication of price, none of LIN, McCaw and AT&T and their respective advisors have solicited or received any proposals or expressions of interest from third parties in any such acquisition.

          In preparing this letter, we have assumed and relied upon the accuracy and completeness of all factual or historical information supplied or otherwise made available to us by or on behalf of LIN, McCaw, the Offeror's Appraiser or the Independent Directors' Appraisers and have assumed that all financial projections provided to us (including those included in the Other Appraisers' Reports) were prepared in good faith, reflecting the best estimates of the party which prepared such projections. We also have assumed that LIN does not have any contingent liabilities exceeding the reserves therefor established in LIN's financial statements. We have not independently verified the accuracy or completeness of, and we do not assume responsibility for, any of such information or undertaken an independent appraisal of any of the assets of LIN and its subsidiaries.

          We have relied on the advice of counsel for McCaw, counsel for the Independent Directors of LIN and our other counsel on this matter, Cravath, Swaine & Moore, with respect to legal and tax matters other than the issues relating to the interpretation of the PMVG described above.

          In arriving at our determination of the private market value per Share, we have performed such analyses and studies as we considered appropriate, including those set forth in the report which accompanies this letter. In arriving at such determination, we have assumed that the closing of any acquisition by one or more parties of outstanding Shares or any of LIN's business or assets would occur on June 30, 1995, and nave not taken into account any possible impediments to such a closing by a particular buyer regarding the need for regulatory approval.

          Our determination of the private market value per Share, is necessarily based on market and other conditions as they exist on the date of this letter.

          Based upon and subject to the foregoing, and such other matters as we consider relevant, we have determined that the private market value per Share as defined under section 2(B) of the PMVG, interpreted as described above, is $127.50.

          We are not expressing any views on the value of the Shares determined by any method, or on any basis, other than pursuant to the standards of the PMVG, interpreted as described herein. Values determined by other methods or on other bases could differ materially from the amount set forth above.

          We understand that Section 2(F) of the PMVG provides that under certain circumstances McCaw will put LIN up for sale under the direction of the Independent Directors of LIN and pursuant to sale procedures to be set by them, and that McCaw may or may not be requested by the Independent Directors of LIN to bid in such sale process. Our determination of private market value per Share set forth above is not necessarily indicative of the value per Share that may be received by LIN stockholders pursuant to any such sale process.

          It is understood that this letter is for the information of McCaw and LIN and is not a recommendation to any LIN stockholder to accept or vote for a transaction proposed pursuant to the PMVG. This letter is not to be circulated, quoted or referred to, in whole or in part, orally or in any registration statement, proxy statement or any other document or any press release or public statement without our written consent, except that it may be disclosed in its entirety.


                                   Very truly yours,


                                   WASSERSTEIN PERELLA & CO.